October 28, 2003                                        Ramon A. Herrera
                                                        (617) 951-7329
                                                        rherrera@ropesgray.com





U.S. Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, DC  20549


Re:   Columbia Funds Trust II -
      Columbia Money Market Fund
      Post-Effective Amendment No. 62 under the Securities Act of 1933 Amendment No. 62 under the Investment Company Act of 1940
      (Registration Nos. 2-66976 and 811-3009)

Ladies and Gentlemen:

I have reviewed the above-referenced post-effective amendment and believe that it does not contain any disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

Very truly yours,

/s/ Ramon A. Herrera

Ramon A. Herrera